UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/19/2013

Genesee & Wyoming Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-31456

Delaware	06-0984624
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

66 Field Point Road
Greenwich, CT 06830
(Address of principal executive offices, including zip code)

203-629-3722
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.    Costs Associated with Exit or Disposal Activities

As previously disclosed on Form 8-K on January 3, 2013, Genesee & Wyoming Inc. ("G&W") assumed control of RailAmerica, Inc. and its railroads ("RailAmerica") on December 28, 2012 and implemented an integration and reorganization plan that resulted in the layoff of 13 of RailAmerica's senior executives on December 31, 2012 (the "December Plan"). In addition, as previously disclosed on Form 8-K on January 14, 2013, G&W implemented a second integration and reorganization plan that resulted in the layoff of 26 RailAmerica employees (the "January Plan"), and on February 3, 2013 G&W implemented a third integration and reorganization plan that resulted in the layoff of 14 RailAmerica employees (the "February Plan").

In addition to the December Plan, the January Plan and the February Plan, on March 19, 2013, G&W initiated a fourth integration and reorganization plan that will reduce the size of the RailAmerica workforce by 55 employees (the "March Plan"). The objective of the March Plan is to eliminate duplicative managerial and staff positions and minimize compensation expense.

The March Plan costs included approximately $1.9 million in cash payments under existing employment, severance, retention and other arrangements and approximately $1.0 million in stock-based compensation expense associated with the acceleration of previously-issued equity awards for 36 employees that will leave the Company by March 31, 2013. These costs and expenses will be recorded during the first quarter of 2013, in addition to other RailAmerica acquisition-related expenses.

In addition, the March Plan will result in a further reduction of the RailAmerica workforce by 19 employees during the remainder of 2013. It is expected that the estimated cash payments under existing employment, severance, retention and other arrangements associated with these employees will be approximately $1.1 million and the estimated stock-based compensation expense associated with the acceleration of previously-issued equity awards to these employees will be approximately $0.6 million, which costs are expected to be incurred prior to year-end.

G&W expects that the March Plan will result in a net reduction of annual compensation and benefit expenses of approximately $3.0 million, inclusive of new positions being added as a result of the acquisition of RailAmerica. This reduction is in addition to reductions under the December Plan, the January Plan and the February Plan.

Forward Looking Statements

Some of the statements included in this Form 8-K, particularly projections as to the timing of the anticipated severance and related costs and expenses, are forward-looking statements. Forward-looking statements are based on management's best estimates, assumptions and projections and are subject to significant uncertainties. Actual results and the timing of events may differ materially from those projected in the forward-looking statements due to numerous factors, including, without limitation, the impact of external conditions, the actual number of employees severed, the benefits ultimately payable under G&W's and RailAmerica's severance programs and unanticipated charges not currently contemplated that may occur in connection with the acquisition of RailAmerica. G&W undertakes no obligation to update any forward-looking statements in this Form 8-K as a result of future events, new information or otherwise. For a detailed discussion of the general risk factors that could affect G&W results, please refer to the risk factors and cautionary statements identified in G&W's periodic reports, as filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genesee & Wyoming Inc.

Date: March 25, 2013	By:	/s/ Allison M. Fergus
Allison M. Fergus
General Counsel and Secretary